UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2013

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of a Listing.

On April 10, 2013, the New York Stock Exchange (“NYSE”) notified Skyline Corporation (“Corporation”) that it had fallen below the NYSE’s continued listing standards. The Corporation is considered below criteria established by the NYSE due to the Corporation’s average market capitalization being less than $50 million over a consecutive 30 day trading-day period, and its last reported shareholder’s equity being less than $50 million.

In accordance with NYSE procedures, the Corporation has 45 days from receipt of the notice to submit a business plan to the NYSE demonstrating how it intends to regain compliance with the listing standards within 18 months (“plan period”). The Corporation intends to develop and submit a business plan within the required timeframe.

In the event the NYSE accepts the business plan, the Corporation will be subject to quarterly monitoring for compliance with the business plan. In addition, the Corporation’s stock will continue to be traded on the NYSE during the plan period, subject to compliance with other NYSE listing standards. If the NYSE does not accept the business plan, the Corporation will initiate an orderly transition to another exchange.

Item 8.01	Other Events.

As required by the NYSE, the Corporation issued a news release on April 12, 2013 announcing information referenced in Item 3.01. The news release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	News release of Skyline Corporation dated April 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: April 12, 2013	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

Index to Exhibits

99.1	News release of Skyline Corporation dated April 12, 2013